January 24, 2000



Commerce Group Corp.
6001 North 91st Street
Milwaukee, Wisconsin 52225

                           Re:      Registration Statement on Form S-8 (the
"Registration Statement")

Ladies and Gentlemen:

                           You have requested our opinion as to the legality of
 the issuance by you
(the  "Corporation")  of 1,000,000  shares of common  stock,  $.10 par value per
share  ("Shares"),   issuable   pursuant  to  the  Corporation's   2000  Advisor
Compensation Plan (the "Plan").

                           In  giving  this   opinion,   we  have  reviewed  and
examined:

                           1.       The Certificate of Incorporation of the
Corporation;

                           2.       The Bylaws of the Corporation;

                           3.       Certain resolutions of the Board of
Directors of the Corporation;

                           4.       The Registration Statement;

                           5.       The Plan; and

                           6.       Such other matters as we have deemed
relevant in order to form our
opinion.

                           In giving our opinion, we have assumed without
investigation the
authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

                           Based upon the foregoing, we are of the opinion that
 the Shares to be
offered pursuant to the Registration Statement, if sold as described in the Registration Statement, and if the options are exercised in accordance with their terms and the terms of the relevant plan, will be legally issued, fully paid and nonassessable.


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Commerce Group Corp.
January 24, 2000
Page -2-



                           No opinion is expressed herein as to the application
 of state securities or
Blue Sky laws.

                           This opinion is furnished by us as counsel to you an
 is solely for your
benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

                           Notwithstanding the above, we consent to the
reference to our firm name
under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND



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